UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

January 31, 2012

BITSTREAM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21541	04-2744890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Nickerson Road Marlborough, Massachusetts		01752
(Address of Principal Executive Offices)		(Zip Code)

(617) 497-6222

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 31, 2012, Bitstream Inc., a Delaware corporation (“Bitstream”), received a voluntary request for information from the United States Department of Justice (the “DOJ”). The DOJ also informed Bitstream that it will likely request additional information and may issue a Civil Investigative Demand (“CID”) to Bitstream pursuant to the Antitrust Civil Process Act of 1976. The voluntary request for information, and if issued by the DOJ, the CID, seek documentary materials and information regarding the proposed merger between Bitstream and Monotype Imaging Holdings Inc. Bitstream is in the process of responding to the DOJ’s request and intends to work cooperatively with the DOJ to resolve any issues that the DOJ may raise concerning the transaction.

Completion of the proposed merger remains subject to approval by Bitstream’s stockholders, the absence of any order or other action that is in effect by a governmental authority with jurisdiction over the transaction (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger, and the satisfaction or waiver of the other closing conditions specified in the merger agreement.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

BITSTREAM INC.

Date: January 31, 2012	By:	/s/ James P. Dore
James P. Dore
Vice President and Chief Financial Officer

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